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                           CONSENT OF ANTHONY C. SALVO

                  I, Anthony C. Salvo, hereby accept the nomination to serve as director of J.G. Wentworth & Company, Inc., a Delaware corporation (the "Company"), and consent to be named as a nominee director in the Company's Registration Statement on Form S-1 and all amendments thereto.

                                                         /s/ Anthony C. Salvo
                                                         ---------------------
                                                         Anthony C. Salvo


Dated: October 13, 1997